Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

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Global Supply Agreement

(this “Agreement”)

between

ITG Isotope Technologies Garching GmbH

Lichtenbergstraße 1, 85748 Garching, Germany

- hereafter referred to as “ITG” or “Sellers”-

and

Endocyte, Inc. (and its Affiliates),

a company duly organized and existing under the laws of Delaware,

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana, United States 47906-1075

- hereafter collectively referred to as “Buyer” -

Preamble

(1)	ITG is a manufacturer of certain innovative radioisotopes.

(2)

Buyer is engaged in clinical evaluation, registration, and commercialization of medicines that involve the labeling and combining of a radioisotope with a ligand to provide targeted therapy for certain diseases.

(3)

Sellers are engaged in the manufacture, sale and supply of various radioactive isotopes for use in pharmaceutical research, development projects and the commercialization thereof, all by themselves and others.

(4)	Sellers and Buyer collectively shall be known as the Parties to this Agreement.

Article 1

Appointment of Buyer

(1)  Appointment: Subject to this Agreement:

(a)  Sellers hereby appoint Buyer who accepts this appointment to purchase the products or product lines itemised in Annex 1 hereto (hereafter referred to as the “Products”)  from Sellers.

(b)  In Germany, Sellers shall manufacture the Product in accordance with the Product Specifications, the applicable GMP of EMA, the Sellers’ SOPs, and the laws and regulations applicable in Germany (“Standard”), and sell to Buyer the Products itemised in Annex 1 (hereafter, the “Services”).  Buyer shall keep Sellers informed of any laws, rules and regulations specific to the Products, and any changes thereto after the Effective Date in any jurisdiction.  Sellers will work with

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Buyer in good faith to address any requirements that may apply to the Services from any jurisdiction other than Germany.

(2)  Limitation on  Buyer: During the Term of this Agreement, Buyer agrees it shall not operate as a distributor of Sellers under this Agreement, unless the Parties agree otherwise in writing. Buyer shall not resell the Products it purchases from Sellers in the exact identical form obtained from Sellers except to third-party manufacturers and other sub-licensees of Buyer who shall assist Buyer in producing Endocyte’s Final Product (as defined below).

(3)  Limitations: Sellers agree that they do not possess nor shall they acquire any proprietary right in Labelled or Unlabelled PSMA-617.

(4)  Introduction or Discontinuation of Products: The list of Products may be amended only by written agreement between the Parties.

(5)  Exclusivity: During the Term of this Agreement, and subject to the conditions hereunder, including,  but not limited to, the provisions for short supply of Product contained in Article 3, Section 4 of this Agreement, (i)  Buyer shall purchase all of its clinical dosing needs for Products during the Study Phase of this Agreement (as defined in Annex 2) from Sellers and Sellers shall supply all of such Buyer’s needs for the Products in this Study Phase; and (ii) Buyer agrees to purchase at least Fifty Percent (50%) of its volume Product needs for Endocyte Final Product during the Commercial Phase (as also defined in Annex 2)  from Sellers.

(6)  Quality Agreement: As soon as practicable after the execution of this Agreement, and in any event within [*] of the Effective Date of this Agreement, the Parties shall enter into a Quality Agreement having terms acceptable to each of both Parties. The Quality Agreement shall contain industry standard provisions, including but not limited to, rights to access and audit facilities and systems consistent with the terms in this Agreement, access to production records, person-in-plant provisions, and other requirements, for Buyer to ensure that the Products are manufactured in accordance with GMP of EMA standards and guidelines. In the event of any conflict between the Quality Agreement and this Agreement, this Agreement shall control except as to issues of Product quality in which case the Quality Agreement shall control. All materials shall be stored and tested at Seller’s facility in accordance with the Quality Agreement; provided, however, Sellers shall have no responsibility or liability to undertake any testing or to certify the raw materials used for the Product other than as set forth in the Quality Agreement and, with respect to any raw materials (whether or not incorporated into or part of the Product), Sellers shall be responsible for any testing by Sellers under the Quality Agreement.

(7)  Up-front Fee. Buyer shall, at the latest thirty (30) calendar days upon mutual execution of this Agreement by each Party, pay to Sellers, as a one-time upfront payment, the amount of five (5) million Euros, (for clarity, in addition to any [*] hereunder due).

Article 2

Compliance with Law

(1)  (a) Buyer shall use the Products purchased hereunder in conformity with the applicable laws and regulations in the United States or any other country where the Product is being used, and shall be responsible for use of the Products (whether or not in combination with Endocyte’s Final Product)  in accordance with the regulations applicable to Buyer in the countries where Buyer contracts with third-party manufacturers to further develop the Products.  Buyer shall obtain and maintain, at its cost and risk, all applicable regulatory approvals for the Products it uses. Buyer shall not use the Product without first securing such regulatory approvals.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Throughout the Term (as defined below) of this Agreement,  Buyer shall comply with all requirements applicable to Buyer and necessary to lawfully import and use the Products in the United States and other countries or locations where Buyer shall use the Products.  Buyer shall provide Sellers with the country specific legislation, rules and regulations and practices or requirements of the regulatory authorities and governmental bodies of such country, which may affect the Product, and shall inform Sellers of the effect of any thereof.

(2)  (a) In performing the Services hereunder in Germany,  Sellers shall comply in all respects with all applicable laws, regulations and restrictions for any jurisdiction that has legal authority over the Services that Sellers perform hereunder, namely Germany, the European Commission, and the FDA, including,  but not limited to, all applicable laws, regulations and restrictions regarding Sellers’ procurement of any raw materials required for the manufacture of the Product, manufacture, and distribution to Buyer, of the Products, it being agreed and understood by Buyer that Sellers may have the Services performed and source and acquire the raw materials used for the manufacture of the Product anywhere in the world (as long as such are in accordance with the Product Specifications), including from a network created by Sellers, e.g. from Australia, South Africa, Russia, China, and/or Canada.  Sellers shall comply with all anti-bribery and/or anti-corruption laws of Germany, including any recordkeeping requirements of such laws, in Germany (where Sellers have their principal place of business and where they conduct any activities under this Agreement).

(b) In performing the Services hereunder, directly or indirectly, including,  but not limited to the sourcing of raw materials for the performance of the Services, Sellers further confirm that they shall not, nor shall any third party on Seller’s behalf, give, offer, promise, or authorise, any payment, benefit, or gift of money or anything else of value, directly or indirectly through a third party, to any Government or Public Official for purposes of inducing such individual to do or omit to do any act in violation of the individual’s duty, inducing the individual to use the individual’s official influence with a government to affect or influence an act or decision of the government, or to secure any improper advantage in order to assist in obtaining or retaining business. Further, in the performance of the Services, neither Seller, nor any third-party on Seller’s behalf, shall give, offer, promise or authorise any payment to any political party, party official or candidate for public or political office.

(c) To the extent that Sellers do not know whether a third-party with whom Seller is dealing is a Government or Public Official in relation to the performance of the Services, including but not limited to sourcing raw materials, for purposes of this Article 2, Seller shall treat all such third-parties as Government or Public Officials.  For the avoidance of doubt, any and all Russian third-parties with whom Sellers interact shall be treated as Government or Public Officials of Russia and/or the Russian Federation unless Sellers have conclusive evidence that such Russian third-parties are not Government or Public Officials.

(d) Throughout the Term of this Agreement,  Buyer shall, in accordance with Section 3(2) and subject thereto, obtain, maintain and update all permits, licenses or approvals required by a Government Authority,  and implement any and all registration requirements, that are necessary for Sellers to lawfully perform the Services under this Agreement in Germany, and for Buyer to sell Endocyte’s Final Product (including the Product) in the relevant country,  including,  but not limited to, all appropriate import or manufacturing licenses and registrations.

(3)  The Parties agree that any breach of this Article 2 shall be considered a material breach of this Agreement.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article 3

Ordering and Supply of the Products

(1)  Order Processing: The submission of a completed order for a quantity or volume of a Product by Buyer to ITG constitutes a binding offer from Buyer during the Study Phase and shall be binding in the Commercial Phase subject to Article 3, Section 5; provided, however, no pre-printed or other term or condition thereon shall have any force or effect, all of which terms and conditions shall be null and void unless otherwise specifically agreed in writing by and between the Parties and the provisions of this Agreement shall be deemed incorporated therein. Such orders shall be considered accepted by Sellers upon sending a written order confirmation in accordance with this Agreement.  Buyer shall place orders for the Products in writing within the lead times contained in Annex 3.  ITG shall confirm the order in writing within [*] after receiving Buyer’s order, or an order from Buyer’s designee, for the Product,  and indicate the delivery date to Buyer or Buyer’s designee of the Products. ITG shall provide to Buyer or Buyer’s designee the Products to fulfil said order no later than the end of the appropriate lead time indicated in Annex 3.  If Buyer directs its third-party manufacturers of the Products to order from Sellers on Buyer’s behalf, Buyer shall provide notice to ITG where and to whom it has given this authorization and ITG agrees to process the order and ship the Products to the third-party manufacturer as it would if processing the order and shipping directly to Buyer, providing written confirmation to Buyer and Buyer’s designee (if applicable) upon receiving the order and then again when shipping the order to Buyer or Buyer’s designee.  Buyer or Buyer’s designee will inform Sellers upon receipt of shipped Products of their arrival and pickup and quantity received.

(2)  Shipping: By order of Buyer or Buyer’s authorized third-party manufacturer, ITG shall ship the Products to Buyer or Buyer’s contract manufacturer, both whom must be authorized by Buyer to receive radioactive materials such as the Products. Shipment of accepted orders shall be scheduled for delivery on or before  the delivery date specified in the delivery notice provided by ITG to Buyer as required by Article 3, Section 1 of this Agreement, as long as the ordered activity is present on the specified delivery date. Unless otherwise agreed in writing by the Parties, shipment by ITG shall be [*] and as notified by Buyer to ITG. Buyer shall, upon request of Sellers, provide information required for taxation or reporting purposes in respect of export of the Product. Title and risk of loss or damage to the Products shall transfer to Buyer from Sellers [*]. Specific arrangements for shipping and transport of the Products must be agreed upon by both Parties in advance; provided, however, irrespective of the above agreement with respect to the provisions under [*].

(3)  Cancellation of Orders: Buyer acknowledges that manufacturing of the Products containing radioactive materials may require relatively long lead-times for the procurement of isotopes, and that those Products, once manufactured, lose market value rapidly and soon become unsalable due to the radioactive decay rate. For these reasons, Buyer agrees that it [*] as dictated by the deadlines contained in Annex 3;  provided, however, to the extent Buyer places an order earlier than the required lead time, then Buyer may [*].  Should Buyer need to cancel any order within the required lead time, [*].

(4)  Short Supply: The principle of short supply shall be, in any event [*], be it due to Force Majeure or any other reason, including as may be attributable to Sellers, shall translate into the right of Buyers to receive from Sellers, during short supply, [*], as then-available at the relevant point in time during short supply, having been [*], e.g. (only) [*] in accordance with this Agreement and (at the relevant point in time, when ordered by Buyer with Sellers) then representing [*] of Sellers’  [*] (which shall, in this example, be [*]),  then [*] would entitle Buyer to [*] in cases where no

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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shortage applies; provided, however, in cases of shortage of supply, this foregoing right entitles Buyer [*], when [*], namely, assuming that the total capacity only available to Sellers during such shortage would only be [*] (instead of [*] then-available prior to short supply, in such above example),  Buyer would only be entitled to receive [*] thereof, namely [*], during the period of short supply. After short supply period ends, Sellers will return to supplying the products under this Agreement as required when there was no short supply.

(5)  Rolling Forecast: Sellers understand and Buyer recognizes that the typically ordered amounts of Product might increase in quantity during the Study Phase and the Commercial Phase;  provided, however, therefore, forecasts for the Products shall be provided by Buyer on a  regular basis to Sellers, as provided herein.  All orders shall be made by Buyer, or its designee, to ITG, and forecasts required hereunder shall solely be made by Buyer to ITG.

(a) The Study Phase: The Parties agree that during the Study Phase, no forecasts, binding or non-binding, shall be required of Buyer.  This is because Sellers agree that the volumes of Products, as set forth in the [*] received by Sellers in [*], to satisfy the research and development needs of Buyer, including but not limited to, Buyer’s Phase 3 global registration trial (currently called the “Vision Trial”) for purposes of filing a new drug application with the FDA, are [*] for all of Buyer’s Study Phase requirements for Products on an [*], to be processed by ITG as required by Article 3 and the rest of this Agreement. The maximum order quantity that Sellers may be able to provide, and confirm during the Study Phase in response to a purchase order placed with Sellers by Buyer or its designee, without prior notification, shall be,  [*], up to [*] when ordering [*],  [*] when ordering [*], and [*] when ordering [*] and, starting [*], up to [*] when ordering [*],  [*] when ordering [*],  and [*] when ordering [*]. Should Buyer need more than [*], at any point during the Study Phase, both Parties shall discuss in good faith the conditions to be applicable for these deliveries. If Buyer subsequently finds that its demands require a higher maximum order quantity or different lead time for ordering, Sellers will coordinate with Buyer in good faith to allow for such changes. For purposes of this Agreement, should Buyer decide to [*], this situation will be considered to be part of The Study Phase of this Agreement and will not trigger the Commercial Phase.

(b) The Commercial Phase: The Parties agree that the volumes of the Products necessary to meet the needs of Buyer’s customers, once Buyer launches Endocyte’s Final Product (containing the Product) following approval by a Government Authority,  [*] for the Products and [*]. As such, once the Commercial Phase is triggered as herein provided, then Buyer agrees to provide ITG with Product forecasts,  [*], as follows. For the [*], Buyer shall continue to purchase the Products from Sellers as Buyer did [*], on an [*], in each case to be confirmed by Sellers, with the same obligations and limitations for each of both Parties. This [*] of the Endocyte Final Product also shall be [*].

(i)   Short-term Production Planning: [*],  Buyer shall notify Sellers in writing of the start of the Commercial Phase and shall provide to ITG in writing a forecast for the demand of Product for the [*] of the Commercial Phase. After the Commercial Phase has started, the [*] forecast shall be updated in writing and provided to Sellers on a [*] by Buyer at the [*] (e.g., by [*], the updated forecast for [*] shall be received by Sellers,  and [*] has to be provided). In addition, Buyer shall provide an outlook for [*] (compare to Long-term Production Planning).  The [*] forecast shall be [*] when made and provided, and Sellers  may, in its sole discretion, reject it only if [*] that is applicable or  accept it, in part or full, by sending an order confirmation, noting that Buyer commits to purchase. The [*] forecast shall be [*] Buyer and Sellers; provided, however, in order to provide more certainty to each other for planning purposes, as this Agreement matures,  with regard to what are appropriate minimum and maximum order quantities for the Product during the Commercial Phase,  the Parties agree to meet and to agree on minimum (for Buyer) and maximum (for Sellers) percentages of the demand for Products forecasted by Buyer for [*], to which each

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Party shall be obligated to the other Party to purchase (in case of Buyer) and to supply (in case of Sellers) and do so prior to the date that Buyer shall first be required to make and provide to Sellers a  forecast hereunder.

(ii)  Long-term Production Planning for Study Phase:  On [*], beginning within [*], and then [*] no later than the [*] that this Agreement is in effect, Buyer shall provide ITG with  a good faith, [*] forecast for the Products,  for planning purposes only, which forecast shall state the estimated consumption for [*], and [*] thereafter, and shall provide a new [*] forecast for [*].  See Annex 4 [*].

(iii) Long-term Capacity Planning for the Commercial Phase:  Beginning with the [*] and [*], no later than the [*] that this Agreement is in effect, Buyer shall provide ITG with a good faith, [*] forecast for the Products, for planning purposes. To assist Sellers in their long-term manufacturing capacity planning for Product production,  Buyer shall notify ITG in writing of Buyer’s long-term, high-volume estimated needs in accordance with the following notification criteria:

Table 1

When Buyer believes that it will need, on a [*] basis, the following amount of Product [*]	…then Buyer shall notify ITG in writing when [*], with the following lead times [*], where the notice period for each new tier shall be in addition to the prior notice period:
[*]	[*]
[*]	[*]
[*]	[*] additional notice required
[*]	[*] additional notice required
[*]	[*] additional notice required
[*]	[*] additional notice required

If Buyer wishes to reserve [*], Buyer shall notify Sellers in writing [*]. Three examples for the next step:

(i)   Buyer wishes to [*], from [*] to [*],  then Buyer shall notify Sellers in writing [*]; or if

(ii)  Buyer wishes to [*], from [*] to [*],  then Buyer shall notify Sellers in writing [*]; or if

(iii) Buyer wishes to [*], from [*] to [*],  then Buyer shall notify Sellers in writing [*].

(c) If notice should not have been given by Buyer within the notification period (or should not have been given at all),  and payment of any [*] per Annex 2,  that may be applicable, should not have been made by Buyer to Sellers, Sellers shall not be able [*];  provided, however, in this case,  Sellers shall nevertheless use their commercially reasonable efforts to supply Buyer’s needs.

(6)  Actual Production Capacity:  Sellers shall establish and maintain facilities for the manufacture    and supply of the Products to ensure production capacities are available to meet demand in the Study Phase of this Agreement.

(7)  Sellers shall provide the Product with artwork including, but not limited to, design and content of labels, leaflets and packaging material (“Artwork”), in the respective language of any country of the European Union, as may be requested by Buyer, and otherwise, in the English

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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language. Buyer shall be solely responsible for any and all Artwork of Endocyte’s Final Product (Lu-177 PSMA-617).

Article 4

Purchase Price and Payment

(1)  Purchase Price:

(a) The price [*] by Product for the Term of this Agreement as outlined in and subject to Annex 2. Sellers agree to [*] also for the Study Phase. Such [*], at the discretion of the Seller, will be made by Sellers to Buyer within [*] of Buyer providing to Sellers [*] as covered by this subsection 1 (a) accompanied by an accurate calculation of [*] as provided herein.

(b) Should the [*] for a Product increase or decrease in any given calendar year for Sellers, such change(s) [*] in Annex 2 [*], starting from the Effective Date of this Agreement. Sellers shall give Buyer written notice of [*] for the Products under this section at least [*] in advance of [*] being implemented. Price for a Product [*] and [*] may only [*]; provided, however, in no event shall the price for a Product in Annex 2 [*] or [*] starting from the Effective Date of this Agreement, irrespective of the [*] in [*]; provided, however, any [*] and/or the [*] shall be [*]. Any such [*] shall become [*] for [*].

(c) Buyer shall not have [*] to confirm such change [*]; provided, however, any increase may be verified by an independent third party auditor if Buyer deems necessary, which independent auditor shall be an independent certified public accounting firm, by giving Sellers a reasonable written notice no less than [*], and, at the written request of Buyer made in such notice, Sellers shall make available to such independent certified public accounting firm (of internationally recognized standing and bound to each Party by separate confidentiality obligations no less strict than those in this Agreement, and which has been selected by Buyer, with any services rendered hereunder by such accounting firm at Buyer’s expense) for inspection of all documents relating to finances and associated with the manufacture of the Product, which accounting firm may disclose to Buyer not the basis of, but only the final result of, such verification, such result only to be disclosed to Buyer whether or not such accuracy is given), for example, but not by way or requirement or limitation, a statement from the vendor of the materials showing the cost increase factor. Sellers shall make available, in its sole discretion, either to Buyer, or to such accounting firm, subject to the provisions hereof, the necessary documentation to justify the basis for the price change to Sellers and the Parties shall negotiate in good faith regarding any such increase in the price of the Product.

(2)  Payment Terms: ITG shall provide a [*] invoice for the delivered Products to Buyer. In that invoice, ITG shall list the [*] under this Agreement, such as [*], such as [*]. Payment of the invoice by Buyer shall be made through wire transfer to Sellers’ designated bank in Germany. Buyer shall pay all undisputed amounts invoiced by ITG within [*] after the date of the related invoice.  Prices for the Products shall be net, in Euros but invoiced in United States Dollars based on the foreign exchange rate between USD and the Euro as quoted in Yahoo! Finance in effect on the date of invoicing.

(3)  Product Inspection, Quarantine, Non-Conforming Product, Disputes:

(a) Product Inspection. Buyer shall inspect the Product without delay, but in no event later than [*] upon delivery thereof hereunder. If the Product should not pass such inspection, Buyer shall promptly notify Sellers in writing. Buyer shall, in accordance with the instructions of Sellers, either return the rejected batch to the facility or dispose of the Product, at the cost of Sellers if the Product has not been manufactured in accordance with the Standard. Any Product not rejected as

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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in this Section described shall be deemed accepted by Buyer to the extent that either thereof may contain any defect.

(b) Non-Conforming Product. If Buyer has a good faith belief that any Product does not conform to the Standard,  Buyer shall notify Sellers in writing and include a detailed explanation of the non-conformity. Upon receipt of such notice, Sellers shall investigate the alleged non-conformity and, within [*] of receipt of such notice, shall notify Buyer in writing whether or not Sellers agree that the Product is non-conforming. If Sellers agree that the Product has not been manufactured in accordance with the Standard, and is  (therefore) defective and non-conforming hereunder,  due to the negligence of Sellers, and if the then-current manufacturing capacity of Sellers available for Buyer reasonably permits, then, in Seller’s sole discretion, (i)  Sellers shall either be responsible for promptly repeating the Services which led to the non-conformity, at no cost to Buyer, and shall promptly provide to Buyer Product that conforms to the Product Specifications; or (ii) Buyer shall accept any limitation of the then-current manufacturing capacity of Sellers available for Buyer, and enjoy no obligation having to pay for the Product that has been agreed to be defective. It is agreed and understood by Buyer that any manufacture of replacement Product shall be subject to the then-current manufacturing capacity of Sellers available for Buyer, as herein set forth.

(c) Disputes. If  Sellers disagree with Buyer’s belief that the Product is non-conforming as herein provided,  then samples of the Products in question shall be submitted, initially at Buyer´s cost and expense, to a mutually acceptable laboratory or consultant (collectively “Expert”) for resolution, whose determination of conformity or non-conformity with the Standard shall be binding upon the Parties with respect to the evaluated facts only.  If the Expert agrees with Buyer, then the Product in question shall be deemed non-conforming and Sellers shall, subject to Section 4(3)(c), without undue delay, produce Product which conforms to the Product Specifications, and the costs for the Expert shall be borne entirely by Sellers.  If the Expert determines that the Product conforms to the Product Specifications, then Buyer must accept the Product in question as conforming, non-defective and produced in accordance with the Standard and the costs for the Expert shall be borne entirely by Buyer.

Article 5

Buyer Complaints, Incidents and Audit

(1)  Complaints Received by Buyer:  Buyer shall notify ITG as soon as practicable after receiving notice of any material third-party complaints and incidents relating to the Products. Buyer shall appropriately investigate all complaints and incidents and shall make reasonable efforts to obtain any additional medical or technical information which ITG may reasonably request for material complaints.  At the cost and expense of Buyer, Sellers shall assist Buyer in its investigations and provide reasonable technical support of any incident/complaint as required,  complying with Buyer’s quality system and/or applicable regulatory requirements.

(2)  Buyer Audit Rights: Buyer shall have the right, at least [*] (if without cause and without restriction for cause, as set forth in Section 5(4) below), to audit the facilities used by Sellers to provide Services under this Agreement and which are owned and/or controlled by Sellers, including, but not limited to, any manufacturing, production, storage, distribution, laboratory, and shipping sites. Buyer shall contact in writing Sellers with a request to audit and shall provide reasonable written [*] and, upon arrival, Buyer shall follow any reasonable requests by Sellers to conduct the audit safely and in a compliant manner. Subject to agreed confidentiality obligations imposed, or to be imposed, on all involved parties, Buyer may be accompanied by any external technical experts or consultants Buyer deems appropriate to the extent these persons sign confidentiality agreements with Sellers or, in Seller’s sole discretion, any such external technical

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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experts or consultants shall be deemed employees of Buyer, and Buyer shall be responsible for such persons to the same extent as Buyer is responsible for adherence to its confidentiality obligations hereunder. Sellers shall cooperate with Buyer, , in allowing and performing the audit, subject to normal business hours and not on official government holidays; provided, however, it being agreed and understood that during any such audit, Buyer and any such persons shall be accompanied by Sellers’ staff at any time.  Buyer is responsible for its direct costs of performing the audit.

(3)  Personnel. Sellers agree to have the appropriate trained staff physically present at any facility at all times that the facility is actively producing the Products or as otherwise required by applicable laws.

(4)  Audits for Cause. Audits for cause shall include,  but not be limited to, these reasons: (i) quality and compliance reasons; and/or (ii) namely the conditions that justify the allocation of Products during a short supply period.

Article 6

Term and Termination, Survival

(1)  Initial Term: The initial term of this Agreement shall commence upon its Effective Date as provided herein and shall continue until December 31, 2035  (“Initial Term”, collectively along with any Renewal Term, hereafter, the “Term”), unless terminated prior thereto as provided below.  Any rights or obligations accrued prior to the expiration of the Term or termination of this Agreement (respectively, the “Completion Date”) shall not prejudice or preclude any remedies either Party may have under this Agreement.

(2)  Renewal Term:  After the initial term, this Agreement shall automatically be extended for successive periods of two (2) calendar years (each, a “Renewal Term”), unless either Party terminates this Agreement by giving at least [*] prior written notice to the other Party: (i)  before the expiration of the Initial Term; or (ii) prior to the expiration of any Renewal Term of this Agreement; or (iii) for cause in accordance with Section 6(3) below.

(3)  Termination for Cause: Each Party may terminate this Agreement for cause with [*] prior written notice to the other Party if the other Party:

(i)   becomes insolvent, or has a receiver or liquidator appointed or enters into a composition or bankruptcy with its creditors (except if Buyer should be the applicant with respect to ITG); or

(ii)  materially breaches its material obligations under this Agreement and fails to commence to cure such breach within [*] of receiving written notice of breach; or

(iii) fails to pay any insurance premium required hereunder or any amount hereunder when due and fails to cure such breach within [*] of becoming aware of such failure to pay; or

(iv) fails to perform its obligations under this Agreement by reason of Force Majeure for more than [*].

(4)  Change of Control:  For clarification, the Parties, or any acquirer of either,  shall not have the right to terminate this Agreement for Change of Control.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(5)  Termination for [*] by Buyer: Buyer may not terminate this Agreement for [*] during the Study Phase of this Agreement.  Buyer may only terminate this Agreement for [*] during the Commercial Phase of this Agreement as long as (i) such notice of termination is given by Buyer to Seller with at least [*] advance written notice as above in Section 6(2) set forth; (ii) Buyer agrees [*];  and (iii) upon [*] (irrespective of any marketing approval received by Buyer), Buyer pays Sellers a one-time termination for [*] fee of [*] (“termination for [*] fee”). If triggered, Buyer shall make payment of the termination for [*] fee, as in this Section provided, to Sellers within [*] hereunder. This Section does not apply to any other termination right by Buyer under this Agreement.

(6)  Completion Date. Upon the Completion Date, each Party shall have returned to the other Party any and all documentation (including copies thereof) constituting Confidential Information of the other Party and/or any of its Affiliates; provided, however, a Party may retain such documentation as may be necessary for proper record keeping in satisfaction of legal requirements. Buyer shall be responsible and liable to Sellers for any amounts related to, based upon or arising out of such termination, including for an orderly cessation of any related activities accruing prior to the Completion Date; provided, however, any and all expenditures scheduled but not actually made, due to such termination, shall be deducted from any of the foregoing amounts.

(7)  Survival: In addition to the other provisions of this Agreement explicitly stated to survive expiration or termination of this Agreement, the provisions set forth in Article 4, section 1 c); Article 5, section 2); Article 6, section 6; Article 6, section 8; and Articles 7-13 shall survive such expiration or termination in accordance with their terms.

(8)  Assignment:  In the event of a licensor’s or an assignor’s of Intellectual Property to a third party (an “Asset Sale”) related to Products, in the case of ITG, or Unlabeled PSMA-617, in the case of Endocyte, the licensor assignor’s obligations hereunder shall survive and transfer to the assignee or licensee in the definitive agreement of such Asset Sale and be documented in such definitive agreement.  The licensor or assignor will provide its counter-party to this agreement no less than [*] notice of its intent to undertake such Asset Sale in order to ensure compliance with this provision.

Article 7

Confidentiality

(1)  Confidentiality Obligations: During the Term of this Agreement, and except as otherwise allowed herein, a  Receiving Party shall keep secret any Confidential Information of the Disclosing Party in the same manner as and to the same extent that the Receiving Party keeps its own proprietary or confidential information secret, and shall not disclose any Confidential Information (as defined below) of the Disclosing Party  to any third party without the express written consent of the Party (or its Affiliate) disclosing said Confidential Information (a “Disclosing Party”) and shall not use the same for purposes other than those specified in this Agreement. Each Receiving Party hereby agrees to return all Confidential Information of the Disclosing Party within [*] after expiration or termination of this Agreement, or sooner if requested by the Disclosing Party; provided, however, there shall be no obligation to return or destroy electronically archived Confidential Information of the Disclosing Party required to be maintained for  legal or regulatory purposes.

(2)  Press Release. Each Party agrees that each Party may issue a press release or inform investors and the public about the execution of this Agreement on or after the Effective Date of this

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Agreement; provided, however, that the Party wishing to make a disclosure in this regard shall obtain in advance in writing from the other Party consent as to the scope and content of the disclosure, which consent shall not be unreasonably withheld. The Parties shall enter into a joint press release to announce the signing of this Agreement within Twenty-Four (24) hours of the Effective Date of this Agreement.

(3)  Liability. Each Party agrees to indemnify, defend and hold the other Party and/or any of its Representatives harmless from and against any and all obligations, damages, liabilities, claims, suits, awards, judgments, losses, costs and/or expenses, whether based on product liability or otherwise, including any court costs and/or reasonable attorneys’ fees (“Costs”) resulting from or arising out of breach by it and/or any of its Representatives of the provisions of this Article.

(4)  Regulatory Exception. The Receiving Party may disclose Confidential Information of the Disclosing Party when required by law or regulation to do so; provided, however, the Receiving Party shall use commercially reasonable efforts to notify in advance the Disclosing Party without undue delay in writing of the intended disclosure (except where prohibited by law or regulation to do so) and shall minimize the disclosure solely to the extent necessary to comply with such requirement.  If prohibited by applicable laws to notify in advance, the Receiving Party shall instead notify promptly in writing the Disclosing Party at the time the Receiving Party makes its required disclosure and take all reasonable actions to minimize the extent of such disclosure.

(5)  Confidentiality Term. The confidentiality obligations under this Article 7 shall survive for a period of [*] following the expiration or termination of this Agreement.

Article 8

Covenants, Intellectual Property

(1)  Sellers Covenants:  Sellers covenants to Buyer that: (i)  Products received by Buyer under this Agreement shall be free of defects or damage (not to apply to defects or damage resulting from mishandling or improper use of the Product by Buyer or its agents or representatives, or, if caused by Buyer or its agents or representatives, in case of the Product’s exposure to adverse conditions and where such handling, use or exposure by Buyer or its agents or representatives is not in accordance with the Standard) and Sellers shall manufacture the Product in accordance with the Standard; (ii) Sellers  shall perform the Services in accordance with the Standard; provided, however, Sellers shall have no liability with respect to the Product, and be conclusively deemed not negligent (y) as long as Sellers follows the standard manufacturing, storage and other practices used in the [*] in performing its respective obligations which means, among other things, that Sellers may rely on the correctness and completeness of the Product Specifications and/or any information or direction by or on behalf of Buyer, and compliance with these practices shall be deemed conclusively proven by the batch documentation compiled in accordance with the Quality Agreement; (z) if it can be shown, by way of the batch documentation, other documents or samples of the Product, that the Product has been manufactured in accordance with the Standard, and Sellers shall have no liability, including for lack of information or if such information should not be proper for the manufacture, if the Product has been manufactured in accordance with the Standard; (iii) Sellers shall make and supply the Products in accordance with all applicable laws, regulations and restrictions; (iv) Sellers have title and may lawfully sell the Products to Buyer; (v) Sellers have no obligation and shall not incur any obligation which shall prevent them from fulfilling their obligations under this Agreement; (vi) no employee, agent or subcontractor of Sellers, who has been disbarred under 21 U.S.C. §335(a), (b)(1), and (b)(2), or under similar laws in Germany, shall perform any Services under this Agreement nor shall any employee, agent or subcontractor who may become disbarred during the performance of the Services; (vii) Sellers are duly authorized to enter into this Agreement with Buyer; and (viii) other than solely due to the Confidential Information provided by

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Buyer, none of the Services hereunder nor the Products shall infringe the Intellectual Property rights of any third party in the European Union.

(2)  Exclusions:  Sellers covenant in Article 8(1)(i)  shall not apply to defects or damage resulting from mishandling or improper use of Products by Buyer, its agents and/or representatives, or, if caused by Buyer, its agents and/or representatives, in case of the Product’s exposure to adverse conditions and where such handling, use or exposure by Buyer or its agents, Affiliates or representatives is not in accordance with the Product Specifications.

(3)  Buyer’s Covenants. Buyer covenants to Sellers that (i) Buyer shall accept title to, and may lawfully purchase, the Products from Sellers; (ii) Buyer shall have no obligation and shall not incur any obligation which would prevent Buyer from fulfilling its obligations under this Agreement; (iii) no employee of Buyer who has been disbarred under 21 U.S.C. §335(a), (b)(1), and (b)(2), or similar laws anywhere in the world, shall perform any obligations of Buyer under this Agreement and neither shall any employee, agent, Affiliate or subcontractor of Buyer who may become disbarred during the performance of the Services; (iv) Buyer is duly authorized to enter into this Agreement with Sellers and that Buyer may lawfully buy the Products from Sellers; and (v) other than solely due to the Confidential Information provided by Sellers, neither any of the Services provided hereunder nor the Products shall infringe the Intellectual Property rights of any third party anywhere in the world.

(4)  Intellectual Property. Except as granted under this Agreement, Buyer and/or any of its Affiliates shall not acquire any right, title or interest in any and all Intellectual Property of Sellers and/or any of its Affiliates.  Any right, title or interest in and to such Intellectual Property existing prior to the Effective Date (respectively, “Pre-Existing IP”) shall not in any way be affected by this Agreement.  Any invention, improvement, enhancement or alike made, and conceived, reduced to practice and/or generated during the Term solely in respect of Endocyte’s Final Product, if severable from the Product (“Buyer Invention”), shall be owned by Buyer, without any restrictions, including the right to assign, transfer and sublicense. Any invention, improvement, enhancement or alike made, and conceived, reduced to practice and/or generated during the Term solely in respect of (i) the Product; (ii) Endocyte’s Final Product, if not severable from the Product and based on the combination of the Product with Endocyte’s Final Product; (iii) the manufacture of the Product, including any manufacturing process generally applicable or only in respect of the Product, other than any Buyer Invention (individually and collectively, “Product Invention”), shall be owned by Sellers or any of its Affiliates, without any restrictions, including the right to assign, transfer and sublicense..

Article 9

Disclaimer of Implied Warranties and Limitation of Liabilities, Insurance

(1)  Disclaimer of Implied Warranties. SELLERS DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, OR ANY COVENANT, OTHER THAN EXPRESSLY SET FORTH HEREIN, WHETHER STATUTORY OR OTHERWISE, EXPRESS OR IMPLIED. ANY COVENANT BY SELLERS SET FORTH IN THIS AGREEMENT IS EXCLUSIVE AND IN LIEU OF ANY OTHER COVENANTS, OR ANY WARRANTIES OR REPRESENTATIONS, WRITTEN OR ORAL, DIRECT, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, EXPRESS OR IMPLIED COVENANTS, REPRESENTATIONS OR WARRANTIES FOR MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

(2)  Limitation of Liability. SELLERS SHALL NOT BE LIABLE FOR DELAYS OR FAILURES TO THE EXTENT CAUSED BY THE FAILURE OF BUYER TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. SELLERS SHALL NOT BE LIABLE FOR DELAYS OR

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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FAILURES TO THE EXTENT CAUSED BY LACK OF PRODUCTION CAPACITY, EXCEPT AS HEREIN PROVIDED.

(a) Buyer shall be informed of any delivery delay caused by Sellers as soon as possible if unforeseen circumstances cause any such delay in which event Buyer agrees to grant an extension grace period; provided, however, Sellers may take into account such factors as facility capacity, other production commitments and similar business factors. If Sellers should not be able to timely fulfill (whether in part or full) a purchase order in accordance with the terms hereof, Sellers shall notify Buyer thereof (in writing, by email), and the Parties shall discuss, and agree in good faith within [*] on an alternative delivery date for the Product, such agreement not to be unreasonably withheld. Upon any such inability (other than Force Majeure) to cure, Buyer may cancel all binding purchase orders accepted by Sellers affected by such inability, such cancellation being the sole remedy for any such delay or inability to deliver. Any delay in the manufacture of the Product arising from inadequate delivery of the raw materials (whether such delay is based on inadequacy of quality, quantity, missing documents or otherwise) shall postpone any delivery date requested by Buyer and previously confirmed by Sellers until such other date that Sellers may reasonably determine in its sole discretion, after good faith consultation of Buyer, taking into account such factors as facility capacity, other production commitments and similar business factors.

(3)  Special Damages. (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER A PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY AND/OR ANY OF ITS AFFILIATES FOR ANY REASON WHATSOEVER (EVEN UPON THE OCCURRENCE OF A TORT WITH RESPECT TO THE PRODUCT OR OTHERWISE) FOR (I) LOSS OF PROFITS, WHETHER ACTUAL OR ANTICIPATED (EXCEPT ANY PROFITS CONTAINED IN THE PRICES TO WHICH SELLERS MAY BE ENTITLED FOR COMPLETION OF ITS CONTRACTUAL OBLIGATIONS); (II) LOSSES CAUSED BY BUSINESS INTERRUPTION; (III) LOSS OF GOODWILL, BUSINESS OR REPUTATION; (IV) LOSS OF OR CORRUPTION OF DATA; AND/OR (V) ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, MULTIPLE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LOSS OR DAMAGE, ARISING OUT OF OR IN CONNECTION WITH THE PRODUCTION, SALE, SUPPLYING, OR FAILURE OR DELAY IN SUPPLYING, OR USE OF, THE PRODUCT OR PERFORMING THE SERVICES OR ANY OTHER OBLIGATION UNDER THIS AGREEMENT, EVEN IF SUCH COSTS, EXPENSES, LOSS OR DAMAGE WAS REASONABLY FORESEEABLE OR MIGHT REASONABLY HAVE BEEN CONTEMPLATED BY EITHER PARTY, AND WHETHER OR NOT ARISING FROM BREACH OF CONTRACT, TORT, ANY TYPE OF NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE, EXCEPT IF ANY OF THE FOREGOING ARISES OUT OF A BREACH OF ANY CONFIDENTIALITY OBLIGATIONS CONTAINED IN THIS AGREEMENT.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS EXPRESSLY AGREED BY EACH PARTY THAT NO REPRESENTATIVE OR AFFILIATE OF SELLERS SHALL ASSUME ANY LIABILITY, AND SELLERS EXCLUSIVELY SHALL BE LIABLE FOR THE PERFORMANCE OF ANY OF ITS REPRESENTATIVES OR, IF ANY, ITS AFFILIATES, TO THE SAME EXTENT AS IF SELLERS HAD PERFORMED OR FAILED TO PERFORM, ALL AS CONTEMPLATED OR REQUIRED HEREUNDER, AND ANY CLAIM MADE BY BUYER UNDER THIS AGREEMENT (INCLUDING THE QUALITY AGREEMENT AND ANY RIGHTS AND/OR OBLIGATIONS THEREUNDER, ALL OF WHICH SHALL BE SUBJECT TO THIS AGREEMENT, INCLUDING THOSE THAT SHALL SURVIVE THEREUNDER) SHALL EXCLUSIVELY BE MADE AGAINST SELLERS.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) Willful. For clarity, any of the limitations of the liability of Sellers for itself and/or for any of its Affiliates contained in this Agreement shall not apply in the event of willful misconduct or willful omission of Sellers and/or of any of its Affiliates.

(4)  Insurance. During the Term and for [*] thereafter, Buyer shall, with respect to the Product [*], either self-insure or maintain product liability insurance coverage with a reputable international insurance company, of at least [*].  During the Term of this Agreement and for a period of [*] thereafter, Sellers shall carry product liability insurance coverage (to the extent commercially reasonable and practicable and if otherwise, Sellers shall remain responsible and liable for such coverage in this sentence set forth) in the amount not less than [*],  with a reputable carrier, which coverage shall include (namely be reduced by) attorneys’ fees and/or court fees.  Each Party shall supply the other with a certificate of insurance upon request.

Article 10

Liability and Indemnification

(1)  By Buyer. Except as expressly set forth in this Agreement, Buyer shall indemnify, defend (upon specific written request of Sellers) and hold harmless Sellers and Sellers’ officers, directors, employees, agents, successors and assignees  permitted hereunder, from and against any and all Costs suffered as a result of any third-party claim (excluding by Affiliates of Sellers) in any way arising from or relating to or resulting from  (i) any breach of this Agreement by Buyer; (b) any misrepresentation,  negligent or willful act or omission by Buyer or of anyone under Buyer’s control related to Buyer’s obligations under this Agreement;  (c) intellectual property infringement by Buyer with the use of Endocyte Final Product containing the Sellers’ Product; and/or (d) the sale, distribution by or on behalf of Endocyte and/or other use of the Product and/or Endocyte’s Final Product containing Product, each subject to Seller’s indemnity obligations in Section 10(2).

(2)  By Sellers. Except as expressly set forth in this Agreement, Sellers and/or any of its Affiliates shall have no responsibility and no liability vis-à-vis Buyer except for any claim resulting from or arising out of any negligence of Sellers and/or any of its Affiliates providing services under this Agreement up to [*], in the aggregate per each calendar year during the Term. Subject to the immediately preceding sentence, Sellers shall indemnify, defend (upon specific written request of Buyer) and hold harmless Buyer and Buyer’s officers, directors, employees, agents, successors and assignees  permitted hereunder, from and against any and all Costs suffered as a result of a claim of any third-party claim (excluding by Affiliates of Buyer), in any way arising from or relating to or resulting from (i) any breach of this Agreement by Sellers; (ii)  any negligence or willful misconduct by Sellers or of anyone under Sellers’ control related to Sellers’ obligations under this Agreement;  and/or (iii)  intellectual property infringement by Sellers with the use of the Products, processes and methods under the patent or intellectual property laws of the European Union or any member state thereof.

Article 11

Miscellaneous

(1)  Amendments: Any amendment or modification of any provision of this Agreement, specifically including this Section, shall not become effective unless made in writing and duly signed and executed by each of the Parties. This Agreement has not been supplemented with verbal agreements.

(2)  Assignment: This Agreement shall inure to the benefit of and be binding upon each Party and,  subject to the provisions hereof,  its Affiliates and successors and permitted assignees of a Party.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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No Party may assign any of its rights and/or obligations under this Agreement (by operation of law or otherwise) hereunder without the prior written consent of the other Party, [*]. It is agreed between the Parties that an assignee has to agree to assume any rights and obligations of Buyer or Sellers under this Agreement, so that such assignee shall have the same rights and obligations to Buyer or Sellers as hereunder agreed by the Parties, irrespective of the assignee acquiring the Product, Endocyte’s Final Product or the entire company. Any permitted assignee shall assume any and all rights and obligations of its assignor, as set forth under this Agreement; provided, however, no assignment shall release the original assigning Party (“assignor”) of its confidentiality obligations or confidentiality liabilities hereunder. Any attempted assignment not in accordance with this Article 12, Section (2) shall be void.

(3)  Legal Notices: Except as otherwise specified in this Agreement, all legal notices and other legal communications required or permitted under this Agreement shall be in writing and in English (and any and all costs and/or expenses associated with necessary translation shall be borne by the incurring Party), and shall be deemed given when sent by facsimile transmission to a number exchanged and agreed to in writing by the Parties, or when delivered by hand,  or by certified mail (return receipt requested), or by express courier service (signature required) to the mailing address of the other Party, as specified in this Section below (and for greater certainty, be deemed unduly given if delivered by email). Either Party may change its address,  or facsimile transmission number by giving the other Party written notice of the new address(es) or facsimile transmission number and the date upon which either shall become effective.

If to Buyer:	Endocyte, Inc.
Attn. Chief Financial Officer
3000 Kent Avenue, Suite A1-100
West Lafayette, Indiana 47906-1075, United States
Facsimile: +1 (765) 463-9271

If to Sellers:	ITG Isotope Technologies Garching GmbH
Attn. Managing Directors
Lichtenbergstraße 1, 85748 Garching, Germany
Facsimile: +49 89 32 98 98 666

(4)  Entire Agreement: This Agreement (and the Quality Agreement) constitutes and contains the entire agreement between the Parties with respect to the matters set forth or contemplated in this Agreement and supersedes in any and all respect any prior communication, proposal, quotation, negotiation, conversation, correspondence, discussion, term sheet, previous and prior agreements (except [*] in [*]), correspondence and understandings between them or equivalent, concerning the matters set forth or contemplated in this Agreement, and any terms and conditions thereof shall be null and void.

(5)  Severability: Should any provision of this Agreement be held (by a court of competent jurisdiction) null, void, invalid or unenforceable or be incomplete this shall not affect the validity of the remaining provisions. Any provision of this Agreement held void, invalid or unenforceable shall be replaced by a mutually agreed provision that is effective, valid and enforceable and in compliance with the lawful purposes and intentions as contained in or determinable under this Agreement. The Parties to this Agreement shall find a settlement which meets as closely as possible in a legally acceptable manner the economic intent of each Party in lieu of the provision that is null and void or incomplete. Any matter not initially considered shall be resolved by incorporating such reasonable provision to complete this Agreement which approaches to the maximum extent such lawful purposes and intentions.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(6)  Internal Resolution of Disputes: The Parties shall endeavour to amicably settle and resolve any dispute by direct negotiation between them in connection with this Agreement, acting in good faith,by negotiations between designated representatives who have authority to settle the controversy and who are from levels of management higher than the persons with direct responsibility for administration of this Agreement, for at least [*] prior to resorting to any arbitration, or enforcing any arbitration award by court action, and within [*] after delivery of an initial notice of a dispute, the receiving Party shall submit to the other a written response.  The notice and the response shall include a statement of that Party’s position and a summary of arguments supporting that position, and the name and title of the representative who shall represent that Party and of any other person who shall accompany the representative. Without unreasonable delay, such representatives shall initially meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by a Party to the other Party shall be honored. All negotiations are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable Swiss rules of evidence. If one Party fails to participate in the negotiation as agreed herein, the other Party may commence arbitration prior to the expiration of the time periods set forth above. If no amicable settlement and good faith resolution thereof has been achieved within [*], such dispute may be brought by written notice to the executive management representatives who shall use reasonable endeavors to amicably settle and in good faith resolve such dispute within [*] of receipt of such notice. If no amicable settlement and good faith resolution thereof has been achieved within such further time period, such dispute shall be brought by written notice to the highest management representatives who shall use reasonable endeavors to amicably settle and in good faith resolve such dispute within further [*] of receipt of said further notice.

(7)  Interpretation: This Agreement is written in English which shall be used for official interpretation of this Agreement. All notices and other communications hereunder and/or any Product-Specific Agreement shall be in English. The headlines of the Articles and the Sections are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the Quality Agreement shall be construed and interpreted in the English language; provided, however, any understanding or interpretation of any legal term contained or referred to in this Agreement shall solely be defined and interpreted in accordance with the laws of Switzerland, irrespective of any other meanings or interpretations under any other source or body of law as may be found applicable to this Agreement by any court that may claim or assess jurisdiction under any conflict-of-laws provisions or otherwise, any of which other meanings or interpretations shall have no application to and be of no force and effect with respect to the matters herein set forth, referred to or contemplated

(8)  Relationship of the Parties: Buyer and Sellers are independent parties under this Agreement. Nothing contained in this Agreement is intended nor is it to be construed or shall be deemed to create a partnership, a joint venture or a relationship of an agent with its principal or an employer with its employee,  so as to constitute Buyer and Sellers as partners or joint venturers with respect to this Agreement. Except as herein specifically set forth, no Party or any of its Affiliates shall have authority to make any statements, press releases, representations or commitments of any kind, or take any action which shall be binding on the other Party and/or any of its Affiliates, except as may be expressly authorized in writing which authorization shall not be unreasonably withheld.

(9)  Force Majeure:  Notwithstanding anything else in this Agreement, no Party shall be responsible or liable to the other Party and/or any of its Representatives for failure or delay in performing any obligations or for other non-performance if such failure, delay or other non-

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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performance is caused by or arises from  any strike, stoppage of labor, lockouts or other labor disputes or trouble,  shortage of production capacity at any nuclear reactor, energy or raw material or any inability to obtain any materials or shipping space, breakdown or delays of carriers or shippers, default or delay by any supplier or sub-contractor or other events due to internalization of operations and services typically and customarily provided by a third party, riots, civil disturbances, actions or inactions of Governmental Authorities or suppliers,  governmental or administrative act or restraint,  epidemics, war, terrorist attacks, embargoes, severe weather, fire, flood, lightning, fog, storm, unusual weather conditions, explosion, accident,  earthquakes,  volcanic ash or any other volcanic activity, or acts of God, any public enemy, sabotage, invasion, war (declared or undeclared), terrorism, embargo, prohibition on import or export of the Product or materials incorporated therein or parts thereof, or any matter or cause that is unavoidable by or beyond the reasonable control of the affected Party (any such event, “Force Majeure”).  A Party shall be under no obligation to settle a strike, labor stoppage, lockout, or any other labor trouble by entering into any agreement to settle any thereof and until any such matter is settled to the satisfaction of the affected Party, such matter shall continue to be deemed Force Majeure. A Party claiming Force Majeure shall without undue delay notify the other Party specifying the cause and probable duration of the failure, delay or other non-performance. Neither Sellers nor any of its Affiliates shall be under any obligation to fulfill any purchase order which has been, or should have been scheduled to be performed during a time period of Force Majeure; provided, however, a Party so affected shall undertake every reasonable effort to fulfill its contractual obligations to the extent reasonably possible under the circumstances and in case of Force Majeure the Buyer shall be allowed to procure its needs for Product from any other source to the extent the Force Majeure is not caused by the Buyer. If the Force Majeure event lasts longer than [*], the parties will meet to evaluate options to address the Force Majeure with both sides’ consent and as reasonably prudent.

(10) Counterparts:  This Agreement may be executed in one or more counterparts (including by means of facsimile or electronic submission of a document in portable document format), each of which shall be deemed an original but all of which together shall constitute one and the same instrument, notwithstanding variations in format or file designation that may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile or digital signatures shall be treated as original signatures.

(11) Effective Date: This Agreement is entered into by the Parties effective as of the last day signed below by the Parties.

(12) Timely Performance. Any failure by either Party to request performance or non-performance by the other Party or to claim a breach of this Agreement shall neither be construed as a waiver of any right under this Agreement nor affect any subsequent failure to request performance or non-performance or claim a breach, nor affect the effectiveness, validity and enforceability of this Agreement or any part thereof nor prejudice or preclude such Party with respect to any subsequent action. Any request for performance or non-performance by either Party or claim of a breach of this Agreement, including breach of this Section, shall be effective, valid and enforceable only if such request or claim is reduced to writing.

Article 12

Additional Definitions

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1. “Affiliate” means, with respect to Buyer, any entity controlled by Buyer, for only so long as such control exists,  and with respect to Sellers, any person, firm, company, or entity which is directly or indirectly controlled by the parent company of Sellers (namely ITM Isotopen Technologien München AG, a company duly organized and existing under the laws of Germany, with its principal place of business located at Schleissheimer Strasse 91, 85748 Garching, Germany),  and “control” refers to: (i) the possession, directly or indirectly, of the power to direct the management, business or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of more than Fifty Percent (50%) of the voting securities or other ownership interest of an entity.

2. “Confidential Information” shall mean all information or data of a confidential or proprietary nature, as determined by the Disclosing Party, relating, in any manner, to the business or prospects of a Party, including but not limited to, all Intellectual Property of a Party, which, during the Term of this Agreement, is (i) disclosed to a Party or its Affiliate (“Receiving Party”); or (ii) is otherwise discerned by a Receiving Party incident to the negotiation or performance of this Agreement; or (iii) disclosed by the Disclosing Party in tangible form and identified as confidential in writing; or (iv) orally disclosed by the Disclosing Party, and within [*] thereafter reduced to tangible form, identified as confidential in writing and delivered to the Receiving Party; or (v) observed or heard by a Party at the other Party’s premises and delivered in writing by such latter Party within [*] thereafter identified as confidential; provided, however, for all purposes hereof, failure to identify the information as confidential in writing shall not destroy the confidential nature thereof, whereas no failure whereof shall serve as conclusive evidence between the Parties that the information is considered confidential by and between the Parties, all of the foregoing exclusive of data or information which the Receiving Party can successfully demonstrate: (w) is or becomes known to the public other than through a breach of this Agreement; or (x) is information the Receiving Party can successfully demonstrate by written records existing at the time of disclosure was already known to the Receiving Party prior to the disclosure to Receiving Party by Disclosing Party; or (y) is information received from a third party who is not under an obligation to keep such information confidential; or (z) is information that the Receiving Party can demonstrate was independently developed by the Receiving Party without a breach of this Agreement or reliance on any Confidential Information of the Disclosing Party.

3. “Change of Control” means any acquisition, change in beneficial ownership, reorganization, merger, consolidation or any other related transaction involving a Party where that Party is not a surviving entity, or where that Party owns or controls Fifty Percent (50%) or less of the resulting entity. For the avoidance of doubt, capital raising transactions, such as an IPO, that materially change the shareholder base whereby new shareholders own more than Fifty Percent (50%) of outstanding shares previously owned by legacy shareholders shall not constitute a Change of Control under this transaction.

4. “EMA” shall mean the European Medicines Agency, and any successor authority.

5. “Endocyte Final Product” shall mean the result of the combination of the Product with PSMA-617 resulting in Lu-177 PSMA-617.

6. “FDA means the Food and Drug Administration of the United States, and any successor authority.

7. “GMP” means the set of guidelines established by EMA by which drugs and medical devices are manufactured, including, if so separately agreed, the current Good Manufacturing Practices of the FDA, as set forth in 21 C.F.R. § 210, 211, and cGLP, current Good Laboratory Practices, as set forth in 21 C.F.R. § 58.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8. “Government Official” or “Public Official” means any officer or employee or anyone acting in an official capacity on behalf of: (i)  a government or any department or agency thereof; (ii) a public international organization (including, but not limited to,  the United Nations, the International Monetary Fund, the International Red Cross, or the World Health Organization), or any department or agency or institution thereof; or (iii) a government-owned or controlled company, institution, or other entity, including a government-owned nuclear reactor or research lab, or government-owned hospital or university.

9. “Government Authority” means any court, tribunal, arbitrator, commission, authority, department, agency, ministry, official (including Public Official) or other instrumentality of, or being vested with, public authority under any law of any country (including any political subdivision thereof), association or federation of countries, county, or municipality, including but not limited to any regulatory authority.

10.“Intellectual Property” means, without limitation, Confidential Information, technical information, any intellectual property (whether patentable, registered or otherwise) as well as any and all rights thereto, including, but not limited to, patents, any issued patents or pending patent applications or provisional applications, including any substitutions, derivatives, re-examinations, confirmations, extensions, supplemental patent certificates, reissues, renewals, divisions, continuations or continuations-in-part thereof, trademarks, trademark applications, trade names, trade dress, trade secrets, know-how (including in respect of the Production and processing procedure), data, results, confidential and/or proprietary information, discoveries, enhancements and/or optimizations or alike, which may subsist anywhere in the world, whether capable of grant or registration inventions  (including Inventions), designs, improvements (all of the foregoing whether or not patentable,  registered or unregistered), all patent rights and all other intellectual property and proprietary rights in such inventions, designs and improvements; copyrightable works (including derivative works) and all copyrights therein; and trade secrets, ideas, process techniques, know-how, trademarks and data (including all rights therein).

11.“Invention” shall mean any Intellectual Property made, conceived, reduced to practice and/or generated, either jointly by the Parties or individually, by Buyer or Sellers, as the case may be, arising from, and/or as a development to the Intellectual Property used hereunder for the Product and/or its Production.

12.“Quality Agreement” means an agreement between Buyer and Sellers that describes the pharmaceutical responsibilities of the Parties under this Agreement.

13.“Product Specifications” always means the then-current specifications, initially compiled in writing by Sellers for the applicable Product and contained in Annex 5 of this Agreement, also being a written statement of a Product’s required characteristics upon completion of the production process and all related quality assurance and control procedures for finishing the Product and that is documented in a manner that facilitates its procurement, production and acceptance.

14.“Unlabelled PSMA-617” means 2-[3-(1-Carboxy-5-{3-naphthalen-2-yl-2-[(4-{[2-(4,7,10-tris-carboxymethyl-1,4,7,10-tetraaza-cyclododec-1-yl)-acetylamino]-methyl}-cyclohexanecarbonyl)-amino]-propionylamino}-pentyl)-ureido]-pentanedioic acid.

Article 13

UN Convention, Arbitration, Governing Law.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

(1)  Convention. The United Nations Convention on Contracts for the International Sale of Goods shall have no application to, and shall be of no force and effect with respect to, the matters set forth or contemplated in this Agreement.

(2)  Arbitration. If any controversy, claim or dispute arising out of, or in relation to, this Agreement, is not amicably resolved after expiration of all such periods set forth above, including the validity, invalidity, breach, expiration or termination thereof, the matter shall be settled by binding arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers’ Arbitration Institution in force on the date on which a notice of arbitration is submitted in accordance with such rules (which shall, in addition to the material laws of Switzerland, be the sole and exclusive rules and procedures for the resolution of any such controversy, claim or dispute, and any and all applicable statutes of limitation shall be tolled while the procedures specified or referred to herein are pending).

(a) Proceedings. The Parties shall select [*] expert in the field of the Product and its manufacture, unless agreed to otherwise by the Parties, who shall make [*] determination exclusively applying the substantial laws of Switzerland, subject to the provisions hereof, and [*] shall also be [*] of at least [*] qualification and in good standing. The seat of the arbitration tribunal and the place of arbitration shall be in Zurich, Switzerland.

(b) Decision. A reasoned arbitration decision, that only applies the substantial laws of Switzerland, shall be rendered in writing within a reasonable period of time and shall be binding and not be appealable to any court in any jurisdiction, and the Parties waive all challenge of the decision. The [*] shall have no power or authority to award damages waived under any limitation of liabilities provision herein. The [*] shall not act as amiable compositeur.

(c) Costs. The Parties shall initially share equally the cost of the arbitration filing and hearing fees, and the cost of the [*]; provided, however, the prevailing Party shall be entitled to indemnification by the other Party of such costs as well as its reasonable attorneys’ fees and associated costs and expenses, unless the [*] shall decide that under the totality of the circumstances a contrary result would be appropriate, which contrary decision shall be final and binding.

(d) Language, Confidentiality. The language used in the arbitration proceedings shall be English. The proceedings, including any outcome, shall be confidential.

(e) Awards. For all claims arising hereunder, the [*] award shall be final and binding upon the Parties, and judgment upon the award may be entered by any court having jurisdiction thereof. All monetary awards shall be stated and payable in Euros. Each of the Parties irrevocably waives its right, if any, to a trial by jury, and agrees that all prior negotiations and proceedings relating to such claims as provided herein shall be deemed inadmissible compromise negotiations. If either Party seeks to initiate a legal action or proceeding inconsistent with these provisions, the other Party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred in defense of such action or proceedings; provided, however, nothing in this Section shall preclude any Party from filing a complaint and seeking interim or other provisional relief from a Swiss court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if, in its sole judgment, necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding, in aid of arbitration, and despite such action, the Parties shall continue to participate in good faith in the procedures specified herein.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

(3)  Governing Law and Venue. This Agreement, its Annexes, the Quality Agreement and any and all of its attachments, and amendments hereof or thereof, shall be construed and interpreted in accordance with and governed by the laws of Switzerland without giving effect to any conflict-of-laws provisions. The competent courts of Zurich, Switzerland, shall, subject to the provisions hereof, have exclusive jurisdiction over any dispute between the Parties in connection with this Agreement and subject hereto, and each of the Parties agrees to submit to such exclusive jurisdiction.

(Page remainder left blank intentionally, immediately followed by the signatures page.)

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

Signed and semi-executed on, for and on behalf of:

Endocyte, Inc.

West Lafayette, Indiana, dated         July         (month)      5th      (day), 2018

/s/ Michael Sherman
Michael Sherman
CEO

Signed and counter-executed on, for and on behalf of:

ITG Isotope Technologies Garching GmbH

Garching, dated July 05, 2018

/s/ Steffen Schuster	/s/ Thomas Dürre
Steffen Schuster	Thomas Dürre
CEO	CFO

Annex 1:	Contract Products
Annex 2:	Prices for Contract Products
Annex 3:	ITG Order Instructions
Annex 4:	[*] Forecast by Buyer for 2018 – 2028
Annex 5:	Product Specifications

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

Annex 1:  Contract Products

Contract Products

1.  EndolucinBeta®  (n.c.a.  Lu-177)

2.  Lu-177 n.c.a.  [*]

Where Lu means Lutetium and n.c.a means non-carrier added form of Lutetium

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

Annex 2:  Prices for Contract Products

Study Phase: The period from Effective Date of this Agreement until Buyer triggers its first commercial country launch of Endocyte Final Product following receipt of a full (not preliminary, contingent or interim) marketing authorization allowing sale of such Endocyte Final Product in that first country.

Article No.	Description	Activity	[*] Price in Euros
A120	EndolucinBeta®	[*]	[*]
	Lu-177 n.c.a. [*]	[*]	[*]

Commercial Phase:

Description	Activity
Lu-177 n.c.a. [*]	[*]

Price – Volume Tiers:

If Buyer orders the equivalent of…	…then the price for Product [*] shall be:

[*]	[*]
[*]	[*]
[*]	[*]

Other Special Conditions for High-Volume Supplies:

[*] to be paid by Endocyte Inc.

[*] required per week	Notification period in advance [*]	[*]
[*]	[*]	[*]
[*]	[*]	[*] (or, [*] for this range)
[*]	[*]	[*] (or, [*] for this range)
[*]	[*]	[*] (or, [*] for this range)
[*]	[*]	[*] (or, [*] for this range)
[*]	[*]	[*] (or, [*] for this range)

At the conclusion of each notification period required in the above table, Sellers will inform Buyer in writing what [*], so that Buyer will know [*] including the Seller. Seller will update Buyer with [*].

1  [*] per [*] for Endocyte is [*]

2  If a specific amount [*].

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

If Buyer wishes to [*], the [*] would be [*].

Three examples:

(i) Buyer wishes to [*], from [*] to [*].

(ii) Buyer wishes to [*], from [*] to [*].

(iii) Buyer wishes to [*], from [*] to [*].

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

Annex 3:  ITG Order Instructions

In the Study Phase:

2018:

up to [*]

between [*]

between [*]

starting from 2019:

up to [*]

between [*]

between [*]

In the Commercial Phase:

The same conditions as in the Study Phase apply. In accordance with the [*] forecast (compare Article 3, (i) Short Term Production Planning) the amounts are fixed at least [*] in advance. Order details (number of vials, destination, calibration date, etc)  shall be provided [*] in advance.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

—CONFIDENTIAL—

Annex 4:  [*] Forecast by Buyer for 2018 – 2035

[*]
	Q1	Q2	Q3	Q4	Total
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035

Annex 5:  Product Specifications

Specifications shall be attached, in portable document format (PDF).

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.